Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Nutrien Ltd. on Form S-8 of our reports dated February 20, 2018, relating to the consolidated financial statements of Potash Corporation of Saskatchewan Inc. and subsidiaries (“PotashCorp”) and the effectiveness of internal control over financial reporting, appearing in PotashCorp’s Annual Report on Form 40-F for the year ended December 31, 2017.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Professional Accountants

Saskatoon, Canada

July 23, 2018